Exhibit 4.2

TAKEDA U.S. FINANCING, INC.
The Issuer
TAKEDA PHARMACEUTICAL COMPANY LIMITED
The Guarantor
THE BANK OF NEW YORK MELLON
Trustee
THE BANK OF NEW YORK MELLON, LONDON BRANCH
London Paying Agent
THE BANK OF NEW YORK MELLON SA/NV, DUBLIN BRANCH
Registrar

INDENTURE
Dated as of [                ]

CROSS REFERENCE SHEET
Cross-reference sheet of provisions of the Trust Indenture Act of 1939 and this Indenture:

Section of the Act	Section of Indenture
310(a)(1) and (2)	5.7
310(a)(3) and (4)	Inapplicable
310(a)(5)	Incorporated by Section 318(c)
310(b)	5.8
311(a), (b) and (c)	Incorporated by Section 318(c)
312(a)	6.1
312(b)	Incorporated by Section 318(c)
312(c)	Incorporated by Section 318(c)
313(a)	9.09
313(b)(1)	Inapplicable
313(b)(2)	Incorporated by Section 318(c)
313(c)	Incorporated by Section 318(c)
313(d)	Incorporated by Section 318(c)
314(a)	9.9, 9.11
314(b)	Inapplicable
314(c)(1) and (2)	1.2
314(c)(3)	Inapplicable
314(d)	Inapplicable
314(e)	1.2
315(a), (c) and (d)	5.1
315(b)	4.14
315(e)	4.15
316(a)(1)	4.12
316(a)(2)	Inapplicable
316(b)	4.8
316(c)	Incorporated by Section 318(c)
317(a)	4.3
317(b)	9.3
318(a)	1.18
Notes: This cross-reference sheet shall not, for any purpose, be deemed to be a part of this Indenture.
Attention should also be directed to Section 318(c) of the Trust Indenture Act (as defined in this Indenture), which provides that the provisions of Sections 310 to and including 317 of the Trust Indenture Act are a part of and govern every qualified indenture, whether or not physically contained therein. Sections designated in the cross-reference sheet above as “Incorporated by Section 318(c)” are not physically contained herein but are incorporated automatically by Section 318(c) of the Trust Indenture Act.

INDENTURE, dated as of [                ], among Takeda U.S. Financing, Inc., a corporation incorporated under the laws of the State of Delaware (the “Issuer”), Takeda Pharmaceutical Company Limited, a joint-stock corporation (kabushiki kaisha) organized under the laws of Japan (the “Guarantor”), and THE BANK OF NEW YORK MELLON a banking corporation organized under the laws of the New York, not in its individual capacity but solely as trustee (the “Trustee”), THE BANK OF NEW YORK MELLON, LONDON BRANCH, not in its individual capacity but solely as London paying agent (the “London Paying Agent”), and THE BANK OF NEW YORK MELLON SA/NV, DUBLIN BRANCH, not in its individual capacity but solely as registrar (the “Registrar”) .
W I T N E S S E T H
WHEREAS, the Issuer has duly authorized the execution of this Indenture to provide for the issuance from time to time of its senior notes to be issued in one or more series (the “Notes”) up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture, and to provide, among other things, for the authentication, delivery and administration thereof; and
WHEREAS, all things necessary to make this Indenture a valid indenture and agreement of the Issuer according to its terms have been done;
WHEREAS, when this Indenture is executed by the parties hereto, all things necessary to make this Indenture and the Guarantee valid and binding obligations of the Guarantor according to their terms have been done;
NOW, THEREFORE:
In consideration of the premises and the purchases of the Notes by the holders thereof, the Issuer and the Guarantor covenant and agree for the equal and proportionate benefit of the respective holders of the Notes from time to time as follows:
ARTICLE I
DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION
SECTION 1.1. Definitions.
For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
(1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;
(2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with International Financial Reporting Standards;
(3) unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Indenture;
(4) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and
(5) the following expressions shall have the following meanings:
“Act,” when used with respect to any Holder, has the meaning specified in Section 1.4.
“Additional Amounts” has the meaning specified in Section 9.5.

“Additional Amounts Event” has the meaning specified in Section 10.2.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Agent” means any Notes Registrar, Paying Agent, the London Paying Agent and the Registrar.
“Authorized Officer” has the meaning specified in Section 1.5.
“Board of Directors” means the board of directors of the Issuer or any duly authorized committee of such board or any director(s) or officer(s), or combination thereof, of the Issuer to whom such board of directors or duly authorized committee thereof has duly delegated its authority.
“Board Resolution” means a copy of a resolution or decision certified by an authorized Director or any other Responsible Officer of the Issuer to have been duly adopted or made by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.
“Business Day” means, with respect to a series of Notes, a day that in the city of the Corporate Trust Office of the Trustee, and in the city (or in any of the cities, if more than one) in which amounts are payable, as specified in the form of such Note, and in any other city specified in an indenture supplemental hereto or in the form of such Note, is not a day on which banking institutions are authorized by law or regulation to close.
“Clearstream” means Clearstream Banking S.A.
“Code” shall have the meaning set forth in Section 9.5.
“Commission” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution and delivery of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.
“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office as of the date hereof is located at 240 Greenwich Street, New York, NY 10286, USA, Attention: Corporate Trust Administration, with a mandatory copy to The Bank of New York Mellon, Singapore Branch, One Temasek Avenue, #02-01 Millenia Tower, Singapore 039192, Attention: Global Corporate Trust, E-mail: ctsgclientservice@bny.com, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer and the Guarantor, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer and the Guarantor).
“Depositary” means, with respect to the Global Notes, (i) for Notes of any series that are denominated in U.S. dollars, a clearing agency registered under the Exchange Act that is designated to act as depositary for such Notes, (ii) for Notes of any series that are denominated in euros, a common depositary for the accounts of Clearstream and Euroclear and (iii) for Notes of any series denominated in any other coin or currency, such agency as may be designated in the form of Note for such series of Notes.
“Director” means any member of the Board of Directors.
“DTC” means The Depository Trust Company.

“Electronic Means” shall mean the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.
“Euroclear” means Euroclear Bank SA/NV.
“Event of Default” has the meaning specified in Section 4.1.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Expiration Date” has the meaning specified in Section 1.4.
“Global Notes” has the meaning specified in Section 2.1.
“Guarantee” means the full, irrevocable and unconditional guarantee of the payment by the Guarantor of the principal of, any premium or interest on, and any Additional Amounts with respect to, the Notes and this Indenture.
“Guarantor” means the Person named as the “Guarantor” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Guarantor” shall mean such successor Person.
“Guarantor Board” means the board of directors of the Guarantor or any duly authorized committee of such board or any director(s) or officer(s), or combination thereof, of the Guarantor to whom such board of directors or duly authorized committee thereof has duly delegated its authority.
“Guarantor Board Resolution” means one or more resolutions or determinations to have been duly adopted or consented to by the Guarantor Board and to be in full force and effect, and delivered to the Trustee.
“Guarantor Officer’s Certificate” means a certificate signed by any Responsible Officer of the Guarantor duly authorized by the Guarantor Board to execute any such certificate and delivered to the Trustee. Each such certificate shall comply with Section 314 of the Trust Indenture Act, if applicable, and include (except as otherwise expressly provided in this Indenture) the statements provided in Section 1.2, if applicable.
“Guarantor Request” or “Guarantor Order” means a written request or order signed in the name of the Guarantor by any of its directors and/or Responsible Officers, and delivered to the Trustee.
“Guarantor Succession Event” has the meaning specified in Section 7.2.
“Holder” means a Person in whose name a Note is registered in the Notes Register.
“Incorporated Provision” has the meaning specified in Section 1.18.
“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.
“Instructions” has the meaning specified in Section 1.5.
“Interest Payment Date” shall have the meaning specified in the form of the Note for each series.
“Issuer” means the Person named as the “Issuer” in the first paragraph of this Indenture until a Successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such Successor Person.

“Issuer Request” or “Issuer Order” means a written request or order signed in the name of the Issuer by any of its Directors and/or Responsible Officers, and delivered to the Trustee.
“Issuer Succession Event” has the meaning specified in Section 7.1.
“Judgment Currency” has the meaning specified in Section 9.7.
“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such property or asset, including, without limitation, the right of a vendor, lessor or similar party under any conditional sales agreement, capital lease or other title retention agreement relating to such property or asset, and any other right of or arrangement with any creditor to have its claims satisfied out of any property or assets, or the proceeds therefrom, prior to any general creditor of the owner thereof.
“London Paying Agent” means the Person named as the “London Paying Agent” in the first paragraph of this Indenture and any successors.
“Note” or “Notes” means any note authenticated and delivered under this Indenture.
“Notes Register” and “Notes Registrar” have the respective meanings specified in Section 2.5.
“Officer’s Certificate” means a certificate signed by any Director or Responsible Officer of the Issuer and delivered to the Trustee. Each such certificate shall comply with Section 314 of the Trust Indenture Act, if applicable, and include (except as otherwise expressly provided in this Indenture) the statements provided in Section 1.2, if applicable.
“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel to the Issuer or the Guarantor, or other counsel acceptable to the Trustee, in a form satisfactory to the Trustee. Each such opinion shall comply with Section 314 of the Trust Indenture Act, if applicable, and include the statements provided in Section 1.2, if and to the extent required thereby.
“Outstanding,” when used with respect to any series of the Notes, means, as of the date of determination, all Notes of such series theretofore authenticated and delivered under this Indenture, except:
(1) Notes theretofore cancelled by the Notes Registrar or delivered to the Notes Registrar for cancellation;
(2) Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and
(3) Notes which have been paid pursuant to Section 2.8 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Issuer;
provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes of any series have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, Notes owned by the Issuer or any other obligor upon the Notes or any Affiliate of the Issuer or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee or the Paying Agent shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned or beneficially held which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee or the Paying Agent the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer or any other obligor upon the Notes or any Affiliate of the Issuer or of such other obligor.

“Participants” has the meaning specified in Section 2.6.
“Paying Agent” means any Person authorized by the Issuer or the Guarantor to pay the principal of or interest on any Notes (or Additional Amounts, if any) on behalf of the Issuer or the Guarantor, as the case may be, which shall initially be The Bank of New York Mellon, it being understood that, a separate Paying Agent will be appointed in respect of any Series of Notes for which Clearstream and Euroclear (but not DTC) are acting as clearing organization.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or government or any branch, agency or political subdivision thereof.
“Principal Subsidiary” means, with respect to any Person, any Subsidiary (i) whose revenue, as shown by the latest audited financial statements (consolidated in the case of a Subsidiary which itself has Subsidiaries) of such Subsidiary, constitute at least 10% of the consolidated revenue of such Person and its consolidated Subsidiaries as shown by the latest audited consolidated financial statements of such Person or (ii) whose gross assets, as shown by the latest audited financial statements (consolidated in case of a Subsidiary which itself has Subsidiaries) of such Subsidiary constitute at least 10% of the gross assets of such Person and its consolidated Subsidiaries as shown by the latest audited consolidated financial statements of such Person.
“Public External Indebtedness” means bonds, debentures, notes or other similar investment securities of the Issuer, the Guarantor or any other person evidencing indebtedness with a maturity of not less than one year from the issue date thereof, or any guarantees thereof, which are (a) either (i) by their terms payable, or confer a right to receive payment, in any currency other than Japanese yen or (ii) denominated in Japanese yen and more than 50% of the aggregate principal amount thereof is initially distributed outside of Japan by or with the authorization of the issuer thereof; and (b) for the time being, or are intended to be, quoted, listed, ordinarily dealt in or traded, in each case primarily, on a stock exchange or over-the-counter or other securities market outside Japan.
“Record Date” with respect to any Interest Payment Date shall have the meaning specified in the form of the Notes for each series.
“Redemption Date” has the meaning specified in Section 10.5.
“Registered Security” means any Note registered on the Notes Register.
“Registrar” means the Person named as the “Registrar” in the first paragraph of this Indenture and any successors.
“Relevant Date” has the meaning specified in Section 9.5.
“Required Currency” has the meaning specified in Section 9.7.
“Responsible Officer” means, when used with respect to the Trustee, any officer within the Trustee’s corporate trust department, including any vice president, assistant vice president, assistant secretary, senior associate, associate, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture. When used with respect to the Issuer and the Guarantor, “Responsible Officer” means any person (whether designated by name or the person for the time being holding a designated office) appointed by or pursuant to a Board Resolution or a Guarantor Board Resolution, as the case may be, or otherwise for the purpose, or a particular purpose, of this Indenture, provided that written notice of such appointment shall have been given to the Trustee.
“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Subsidiary” means, with respect to any Person, any entity which is controlled or of which more than 50% of its ownership interests are owned directly or indirectly by such Person.
“Succession Event” means a Issuer Succession Event or a Guarantor Succession Event.
“Successor Person” has the meaning specified in Section 7.3.
“Tax Jurisdiction” means the United States or any political subdivision or any authority thereof or therein having power to tax in the case of payments by the Issuer (or any successor entity), and Japan or any political subdivision or any authority thereof or therein having power to tax in the case of payments by the Guarantor (or any successor entity).
“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was originally executed; provided, however, that in the event that the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939, as so amended.
“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.
“United States” means the United States of America.
“United States Alien” means a Person that is not (i) an individual who is a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, other than a U.S. partnership that is not treated as a United States person under any applicable U.S. Treasury regulation, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source of income, or (iv) a trust if (x) a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (y) the trust was in existence on August 20, 1996 and treated as a United States person for U.S. federal income tax purposes prior to such date, and the trust elected to continue to be treated as a United States person for U.S. federal income tax purposes.
SECTION 1.2. Compliance Certificates and Opinions.
Upon any application or request by the Issuer or the Guarantor to the Trustee to take any action under any provision of this Indenture, the Issuer or the Guarantor shall furnish to the Trustee an Officer’s Certificate or a Guarantor Officer’s Certificate and an Opinion of Counsel (provided, however, that at the time of issuance of the Notes, the Issuer and the Guarantor shall furnish to the Trustee an Officer’s Certificate and a Guarantor Officer’s Certificate) stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with. Each such certificate or opinion shall be given in the form of an Officer’s Certificate, if to be given by an officer of the Issuer, a Guarantor Officer’s Certificate, if to be given by an officer of the Guarantor, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements set forth in this Indenture.
Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (except for certificates provided for in Section 9.4) shall include:
(1) a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;
(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.
SECTION 1.3. Form of Documents Delivered to Trustee.
In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
Any certificate or opinion of an officer of the Issuer or the Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer and/or the Guarantor (as applicable) stating that the information with respect to such factual matters is in the possession of the Issuer and/or the Guarantor unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
SECTION 1.4. Acts of Holders; Record Dates.
Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer and/or the Guarantor. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuer and the Guarantor, if made in the manner provided in this Section 1.4.
The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
The ownership of Notes shall be proved by the Notes Register.
Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer or the Guarantor in reliance thereon, whether or not notation of such action is made upon such Note.

The Issuer or the Guarantor, as applicable, may set any day as a record date for the purpose of determining the Holders of Outstanding Notes entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Notes, provided that the Issuer and the Guarantor may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes at the close of business on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date. Nothing in this paragraph shall be construed to prevent the Issuer or the Guarantor from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken based on such record date previously set. Promptly after any record date is set pursuant to this paragraph, the Issuer or the Guarantor, as the case may be, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Notes in the manner set forth in Section 1.6.
The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Notes entitled to join in the giving or making of (i) any declaration of acceleration referred to in Section 4.2, (ii) any request to institute proceedings referred to in Section 4.7 or (iii) any direction referred to in Section 4.12. If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes at the close of business on such record date, and no other Holders, shall be entitled to join in such declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), provided, however, that nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken based on such record date previously set. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Issuer’s or the Guarantor’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Issuer and the Guarantor in writing and to each Holder of Notes in the manner set forth in Section 1.6.
With respect to any record date set pursuant to this Section 1.4, the party hereto which sets such record dates may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other parties hereto in writing, and to each Holder of Notes in the manner set forth in Section 1.6, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 1.4, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.
Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount of such Note.

SECTION 1.5. Notices, Etc., to Trustee, the Issuer and the Guarantor.
Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,
(1) the Trustee by any Holder or by the Issuer or the Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office,
(2) the London Paying Agent by any Holder, the Trustee or by the Issuer or the Guarantor shall be sufficient for every purpose if in writing to
The Bank of New York Mellon, London Branch
160 Queen Victoria Street
London EC4V 4LA
United Kingdom
Attention: Global Corporate Trust
with a mandatory copy to
The Bank of New York Mellon, Singapore Branch
One Temasek Avenue
#02-01 Millenia Tower
Singapore 039192

Attention:	Global Corporate Trust
E-mail:	ctsgclientservice@bny.com
(3) the Registrar by any Holder, the Trustee or by the Issuer or the Guarantor shall be sufficient for every purpose if in writing to
The Bank of New York Mellon SA/NV, Dublin Branch
[               ]
with a mandatory copy to
The Bank of New York Mellon, Singapore Branch
One Temasek Avenue
#02-01 Millenia Tower
Singapore 039192
Attention: Global Corporate Trust
Email: Ctsingaporegcs@bnymellon.com
Facsimile no.: +65 6883 0338
(4) the Issuer by the Trustee or by any Holder shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid to the Issuer, care of the Guarantor, at 1-1, Nihonbashi-Honcho 2-Chome, Chuo-ku, Tokyo 103-8668, Japan, Attention: Global Treasury, Email: soichi.kato@takeda.com, Facsimile no.: +813-3278-2198 or at any other address previously furnished in writing to the Trustee by the Issuer]; the Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid to the Guarantor at its address at 1-1, Nihonbashi-Honcho 2-Chome, Chuo-ku, Tokyo 103-8668, Japan, Attention: Global Treasury, Email: soichi.kato@takeda.com, Facsimile no.: +813-3278-2198 or at any other address previously furnished in writing to the Trustee by the Guarantor.
The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Agreement and delivered using Electronic Means; provided, however, that the Issuer shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such

Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Issuer when a person is to be added or deleted from the listing. If the Issuer elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Issuer understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to them have been sent by such Authorized Officer. The Issuer shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Issuer and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Issuer. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such Instructions conflict or are inconsistent with subsequent written instructions. The Issuer agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee and, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that they are fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.
SECTION 1.6. Notice to Holders; Waiver.
Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, at his address as it appears in the Notes Register or otherwise sent in accordance with the procedures of DTC, Euroclear or Clearstream not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.
SECTION 1.7. Effect of Headings and Table of Contents.
The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
SECTION 1.8. Successors and Assigns.
All covenants and agreements in this Indenture by each of the Issuer and the Guarantor, shall bind its respective successors and assigns, whether so expressed or not.
SECTION 1.9. Separability Clause.
In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.10. Benefits of Indenture.
Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.
SECTION 1.11. Governing Law.
This Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.
SECTION 1.12. Consent to Jurisdiction; Waiver of Immunities.
(a) Each of the Issuer and the Guarantor hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of New York State or the federal courts of the United States located in the Borough of Manhattan, The City of New York over any suit, action or proceeding arising out of or relating to this Indenture or any Note. Each of the Issuer and the Guarantor irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Issuer or the Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, it irrevocably waives such immunity in respect of its obligations hereunder or under any Note. Each of the Issuer and the Guarantor agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon it and, to the extent permitted by applicable law, may be enforced in any court to the jurisdiction of which it is subject by a suit upon such judgment or in any manner provided by law, provided that service of process is effected upon the Issuer or the Guarantor, as the case may be, in the manner specified in the following paragraph or as otherwise permitted by law.
(b) As long as any of the Notes remain Outstanding, the Guarantor will at all times have an authorized agent in The City of New York upon whom process may be served in any legal action or proceeding arising out of or relating to this Indenture or any Note. Service of process upon such agent and written notice of such service mailed or delivered to the Guarantor shall to the fullest extent permitted by law be deemed in every respect effective service of process upon the Guarantor in any such legal action or proceeding. The Guarantor has appointed Takeda Pharmaceuticals U.S.A., Inc. as its agent for such purpose, and covenants and agrees that service of process in any suit, action or proceeding may be made upon it at the offices of such agent. Takeda Pharmaceuticals U.S.A., Inc. has accepted such appointment as agent for service of process. Notwithstanding the foregoing, the Guarantor may, with prior written notice to the Trustee, terminate the appointment of such agent and appoint another agent for the above purposes so that the Guarantor shall at all times have an agent for the above purposes in The City of New York.
(c) Each of the Issuer and the Guarantor hereby irrevocably waives, to the fullest extent permitted by law, any requirement or other provision of law, rule, regulation or practice which requires or otherwise establishes as a condition to the institution, prosecution or completion of any suit, action or proceeding (including appeals) arising out of or relating to this Indenture or any Note, the posting of any bond or the furnishing, directly or indirectly, of any other security.
SECTION 1.13. Waiver of Jury Trial.
EACH OF THE ISSUER, THE GUARANTOR, THE HOLDERS BY ACCEPTANCE OF THE NOTES AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.
SECTION 1.14. Payments Due on Non-Business Days.
In any case in which any Interest Payment Date of a series of Notes falls on a day that is not a Business Day, then (unless otherwise specified in the Notes of such series) payment of principal or interest (or Additional

Amounts, if any) need not be made on such date but may be made on the next succeeding Business Day. Any payment made pursuant to the preceding sentence on such next succeeding Business Day shall have the same force and effect as if made on the due date, and no additional interest shall accrue with respect to such payment for the period after such date.
SECTION 1.15. Communications by Holders with Other Holders.
Within five Business Days of receipt of a written application by a Holder stating that such Holder desires to communicate with other Holders of Notes, the Trustee, provided it has received a copy of the form of proxy or other communication which such applying Holder proposes to transmit and proof reasonably satisfactory to the Trustee that such Holder has owned Notes for a period of at least six months prior to such request, shall either (i) afford the applying Holder access to the requested information or (ii) transmit copies of the communication prepared by the applying Holder to the registered Holders at the expense of such applying Holder.
SECTION 1.16. English Language.
All certificates, opinions, notices, consents, requests or other documents or instruments delivered pursuant hereto shall be in the English language.
SECTION 1.17. Counterparts.
This Indenture may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture and signature pages for all purposes.
The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Indenture or any document to be signed in connection with this Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be on the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.
SECTION 1.18. Conflict with any Provision of Indenture with Trust Indenture Act.
If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture by operation of Sections 310 to and including 317 of the Trust Indenture Act (an “Incorporated Provision”), such Incorporated Provision shall control.
SECTION 1.19. Force Majeure
In no event shall the Trustee or any Agents be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable best efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
SECTION 1.20. Foreign Account Tax Compliance Act (FATCA)
(a) Mutual Undertaking Regarding Information Reporting and Collection Obligations. Each party hereto shall, within ten Business Days of a written request by another party, supply to that other party such forms, documentation and other information relating to it, its operations, or the Notes as that other party reasonably requests for the purposes of that other party’s compliance with Applicable Law and shall notify the relevant other party reasonably promptly in the event that it becomes aware that any of the forms, documentation or other information provided by such party is (or becomes) inaccurate in any material respect; provided, however, that no party shall be required to provide any forms, documentation or other information pursuant to this Section 1.20 to the extent that: (i) any such form, documentation or other information (or the information required to be provided on such form or documentation) is not reasonably available to such party and cannot be obtained by such party using reasonable efforts; or (ii) doing so would or might in the reasonable opinion of such party constitute a breach of any: (a) Applicable Law; (b) fiduciary duty; or (c) duty of confidentiality. For purposes of this Section 1.20, “Applicable Law” shall be deemed to include (i) any rule or practice of any Authority by which any party is bound or with which it is accustomed to comply; (ii) any agreement between any Authorities; and (iii) any agreement between any Authority and any party that is customarily entered into by institutions of a similar nature.
(b) Notice of Possible Withholding Under FATCA. The Issuer or the Guarantor, as the case may be, shall notify the Trustee and each Agent in the event that it determines that any payment to be made by the Trustee or an Agent under the Notes is a payment which could be subject to FATCA Withholding if such payment were made to a recipient that is generally unable to receive payments free from FATCA Withholding, and the extent to which the relevant payment is so treated, provided, however, that the Issuer’s or the Guarantor’s obligation, as the case may be, under this Section 1.20(b) shall apply only to the extent that such payments are so treated by virtue of characteristics of the Issuer or the Guarantor, as the case may be, such Notes, or both.
(c) Agent Right to Withhold. Notwithstanding any other provision of this Indenture, each Agent shall be entitled to make a deduction or withholding from any payment which it makes under the Notes for or on account of any Tax, if and only to the extent so required by Applicable Law, in which event the Agent shall make such payment after such deduction or withholding has been made and shall account to the relevant Authority within the time allowed for the amount so deducted or withheld or, at its option, shall reasonably promptly after making such payment return to the Issuer or the Guarantor, as the case may be, the amount so deducted or withheld, in which case, the Issuer or the Guarantor, as the case may be, shall so account to the relevant Authority for such amount. For the avoidance of doubt, FATCA Withholding is a deduction or withholding which is deemed to be required by Applicable Law for the purposes of this Section 1.20.
Definitions:
“Applicable Law” means any law or regulation.
“Authority” means any competent regulatory, prosecuting, Tax or governmental authority in any jurisdiction.
“FATCA Withholding” means any withholding or deduction required pursuant to an agreement described in section 1471(b) of the Code, or otherwise imposed pursuant to sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, or any law implementing an intergovernmental approach thereto.
“Tax” means any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of any Authority having power to tax.
SECTION 1.21. Patriot Act
The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.
SECTION 1.22. Contractual Recognition of Bail-In Powers.
Notwithstanding and to the exclusion of any other term of this Indenture or any other agreements, arrangements, or understanding between The Bank of New York Mellon SA/NV, Dublin Branch and the Issuer and

the Guarantor, each of the Issuer and the Guarantor acknowledges and accepts that a BRRD Liability arising under this Indenture may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:
(a) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of The Bank of New York Mellon SA/NV, Dublin Branch to it under this Indenture, that (without limitation) may include and result in any of the following, or some combination thereof:
(i) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;
(ii) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of The Bank of New York Mellon SA/NV, Dublin Branch or another person, and the issue to or conferral on it of such shares, securities or obligations;
(iii) the cancellation of the BRRD Liability;
(iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;
(b) the variation of the terms of this Indenture, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.
Bail-in Definitions
“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.
“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.
“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.
“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised.
“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499.
“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to The Bank of New York Mellon SA/NV, Dublin Branch.
ARTICLE II
THE SECURITIES
SECTION 2.1. Forms.
The Notes of each series shall be substantially in such form (not inconsistent with this Indenture) as shall be established by or pursuant to a Board Resolution and set forth in an Officer’s Certificate or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with any rules of any securities exchange or to conform to general usage, all as may be determined by the officer or officers executing such Notes, as evidenced by his or their execution of the Notes.
The Notes of any series shall be issuable only in fully registered form as shall be specified as contemplated by Section 2.3 hereof. Notes shall initially be issued in the form of one or more global notes (the “Global Notes”). Interests in any Global Note will be exchangeable for definitive Notes in registered form only under the circumstances set forth herein.
The Notes may have such additional provisions, omissions, variations or substitutions as are not inconsistent with the provisions of this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rules made pursuant thereto or with the rules of any securities exchange, any governmental agency or the Depositary or as may, consistently herewith, be determined by the officers of the Issuer executing such Notes, as evidenced by their execution thereof. All Notes shall be substantially identical except as to denomination and as provided herein.
The Notes shall be executed on behalf of the Issuer by any Responsible Officer of the Issuer. The signature of any Responsible Officer of the Issuer on the Notes may be manual, electronic or facsimile.
Notes bearing the manual, electronic or facsimile signatures of individuals who were at the time of issuance of such Notes the proper Responsible Officer of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices thereafter.
The definitive Notes shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officer or officers executing such Notes, as evidenced by their execution thereof. Until definitive Notes for any series shall have been prepared, the Issuer may execute, and upon the written order of the Issuer, the Trustee shall authenticate and deliver, in accordance with the provisions of this Indenture (in lieu of definitive Notes), temporary Notes for such series which are printed, lithographed, typewritten, mimeographed or otherwise produced, substantially of the tenor referred to above. Such temporary Notes shall be subject to the same limitations and conditions and entitled to the same rights and benefits as definitive Notes, except as provided herein or therein. If temporary Notes of any series are issued, the Issuer shall promptly cause definitive Notes of such series to be prepared. Temporary Notes shall be exchangeable at the applicable Corporate Trust Office of the Trustee (or at such other office as shall be specified in the text of such temporary Notes) for definitive Notes when the latter shall be ready for delivery; and upon the surrender for exchange at said office of such temporary Notes, the Issuer, at its own expense, shall execute, and the Trustee is authorized to authenticate and deliver, in accordance with the provisions of Section 2.2 of this Indenture, in exchange for such temporary Notes a like aggregate principal amount of definitive Notes of the appropriate form and denomination. Temporary Notes shall be appropriately legended.
SECTION 2.2. Certificate of Authentication.
Only such Notes as shall bear thereon a certificate of authentication substantially as set forth below executed by the Trustee by manual, electronic or facsimile signature of one of its Responsible Officers, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certification by the Trustee upon any Note executed by or on behalf of the Issuer shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder thereof is entitled to the benefits of this Indenture.
Certificate of authentication:
This is one of the Notes referred to
in the within-mentioned Indenture:
Dated: ________ ___, 20__

THE BANK OF NEW YORK MELLON, as Trustee

By
Authorized Signatory
SECTION 2.3. Amount Unlimited; Issuable in Series.
The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited.
The Notes may be issued in one or more series, and unless provided for otherwise in the form of Note or in an indenture supplemental hereto, each such series shall at all times be the Issuer’s direct, unsecured and unsubordinated general obligation and will have the same rank in liquidation as all of the Issuer’s other unsecured and unsubordinated debt. There shall be established in or pursuant to a Board Resolution (which Board Resolution may provide general authorization for such action and may provide that the specific terms of such action may be determined by an officer or officers of the Issuer authorized thereby, to the extent permitted under applicable laws and regulations) and set forth in an Officer’s Certificate to the extent applicable and if requested by the Trustee, or established in one or more indentures supplemental hereto, prior to the issuance of Notes of any series,
(a) the issue date of the Notes;
(b) the title of the Notes of the series (which shall distinguish the Notes of the series from all other Notes);
(c) the ranking of the Notes;
(d) the initial aggregate principal amount of the Notes and any limit upon the aggregate principal amount of the Notes of the series that may be authenticated and delivered under this Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of the series pursuant to Section 2.1, 2.4, 2.6, 4.6 or 10.7);
(e) the issue price at which the Notes are to be originally issued, expressed as a percentage of the principal amount;
(f) if other than U.S. dollars, the coin or currency in which the Notes of that series are denominated;
(g) the date or dates on which the principal of the Notes of the series is payable;
(h) the rate or rates at which the Notes of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the record dates (in the case of Registered Securities) for the determination of Holders to whom interest is payable and/or the method by which such rate or rates or date or dates shall be determined;
(i) the place or places where the principal of and any interest on Notes of the series shall be payable (subject to the provisions of Section 9.2);
(j) the price or prices at which, the period or periods within which and the terms and conditions upon which Notes of the series may be redeemed, in whole or in part, at the option of the Issuer;
(k) the obligation, if any, of the Issuer to redeem, purchase or repay Notes of the series at the option of a Holder thereof and the price or prices at which and the period or periods within which and the terms and conditions upon which Notes of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;
(l) if other than as set forth in Section 9.5 hereof, whether and under what circumstances the Issuer will pay Additional Amounts on the Notes or the Guarantor will pay Additional Amounts in respect of its obligations under the Guarantee for any tax, duty, assessment or governmental charge withheld or deducted;

(m) the denominations in which Notes of the series shall be issuable;
(n) if other than the principal amount thereof, the portion of the principal amount of Notes of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 4.1 or provable in bankruptcy, civil rehabilitation, reorganization, insolvency or similar proceedings pursuant to Section 4.2;
(o) if other than the coin or currency in which the Notes of that series are denominated, the coin or currency in which payment of the principal of or interest on the Notes of such series shall be payable;
(p) if the principal of or interest on the Notes of such series are to be payable, at the election of the Issuer or a Holder thereof, in a coin or currency other than that in which the Notes are denominated, the period or periods within which, and the terms and conditions upon which, such election may be made;
(q) if the amount of payments of principal of and interest on the Notes of the series may be determined with reference to an index based on a coin or currency other than that in which the Notes of the series are denominated, or with reference to any currencies, securities or baskets of securities, commodities or indices, the manner in which such amounts shall be determined;
(r) any restrictions applicable to the offer, sale, transfer, exchange or delivery of Registered Securities or the payment of interest thereon not otherwise specified herein or if different from those specified herein;
(s) if the Notes of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Note of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;
(t) any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the Notes of such series;
(u) whether certain payments on the Notes will be guaranteed under a financial insurance guaranty policy and the terms of that guaranty;
(v) any applicable selling restrictions;
(w) any other events of default, modifications or elimination of any acceleration rights, or covenants with respect to the Notes of such series and any terms required by or advisable under applicable laws or regulations, including laws and regulations relating to attributes required for the Notes to be afforded certain capital treatment for regulatory or other purposes;
(x) whether the Notes of a series shall be excluded from participation with the Notes of other series or otherwise differentiated from the Notes of other series in relation to any matter in respect of which the Notes generally or Notes of more than one series are contemplated by this Indenture to act together or otherwise be treated or affected collectively; and
(y) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture).
The Issuer, pursuant to a Board Resolution or in any such indenture supplemental hereto, may from time to time, without the consent of Holders of a particular series of Notes, create and issue further Notes having the same terms and conditions as the original Notes of a series in all respects, except for the issue date, issue price and first Interest Payment Date thereon. Additional Notes issued in this manner may be consolidated with and form a single series with the previously outstanding Notes of the relevant series; provided that if any additional Notes are not fungible with the outstanding Notes of the relevant series for U.S. federal income tax purposes, such additional Notes will be issued as a separate series under this Indenture and will have a separate “CUSIP” or similar identifying number from the outstanding Notes of the relevant series.
SECTION 2.4. Authentication and Delivery of Securities.
At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes of any series executed by the Issuer to the Trustee for authentication, together with a Issuer Order for the authentication and delivery of such Notes, and the Trustee in accordance with the Issuer Order shall thereupon authenticate and deliver such Notes. In authenticating such Notes and accepting the additional responsibilities under this Indenture in relation to such Notes, the Trustee shall receive, and (subject to Section 5.1) shall be fully protected in relying upon:
(a) a copy of any Board Resolution relating to such series certified by a Responsible Officer of the Issuer;
(b) an executed supplemental indenture, if any;
(c) an Officer’s Certificate setting forth the form and terms of the Notes as required pursuant to Section 2.1 and Section 2.3, respectively and prepared in accordance with Section 1.2;
(d) an Opinion of Counsel, prepared in accordance with Section 1.3, to the effect that
(i) the form or forms and terms of such Notes have been established by or pursuant to a Board Resolution or by a supplemental indenture as permitted by Section 2.1 and Section 2.3 in conformity with the provisions of this Indenture;
(ii) such Notes, when authenticated and delivered by the Trustee via manual or electronic signature and issued by the Issuer in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability;
(iii) all laws and requirements in respect of the execution and delivery of the Notes by the Issuer have been complied with; and
(iv) covers such other matters as the Trustee may reasonably request.
The Trustee shall have the right to decline to authenticate and deliver any Notes under this Section 2.4 if the Trustee, being advised by counsel, determines that such action may not lawfully be taken by the Issuer, or if the Trustee in good faith shall determine that such action will materially and adversely affect the Trustee’s own rights, duties or immunities under the Notes and this Indenture.
SECTION 2.5. Registrar, Registration of Transfer and Exchange.
The Issuer shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Issuer herein sometimes collectively referred to as the “Notes Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and of transfers of Notes. The Trustee is hereby appointed “Notes Registrar” for the purpose of registering Notes and transfers of such Notes as herein provided. The Issuer may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts; provided, however, that there shall at all times be a transfer agent in the Borough of Manhattan, The City of New York. There shall be only one Notes Registrar. The Notes Register will show the amount of the Notes, the date of issue, all subsequent transfers and changes of ownership in respect thereof and the names, tax identifying numbers (if relevant to a specific holder), addresses of the holders of the Notes and any payment instructions with respect thereto (if different from a holder’s registered address). The Trustee will also maintain a record which will include notations as to whether the Notes have been paid or cancelled, and, in the case of mutilated, destroyed, stolen or lost Notes, whether such Notes have been replaced. In the case of the replacement of any of the Notes, such records will include notations of each Note so replaced, and the Note issued in replacement thereof. In the case of the cancellation of any of the Notes, such records will include notations of each Note so cancelled and the date on which such Note was cancelled. The Trustee shall upon written request make the Notes Register and such records available, during normal office hours and on reasonable written notice, to the Issuer and the Guarantor, or any Person authorized by the Issuer or the Guarantor in writing, for inspection and for the taking of copies thereof or extracts therefrom, and, at the expense of the Issuer or the Guarantor, the Trustee shall deliver to such Persons all lists of Holders of Notes, their addresses and amounts of such holdings as they may request.
Except as otherwise specifically provided herein, (i) all references in this Indenture to the Trustee shall be deemed to refer to the Trustee in its capacity as Trustee and Notes Registrar and (ii) every provision of this Indenture relating to the conduct, rights or privileges of the Trustee or affecting the liability or offering protection, immunity or indemnity to the Trustee shall be deemed to apply with the same force and effect to the Trustee acting in its capacities as Notes Registrar and Paying Agent and to each agent of the Trustee employed to act hereunder.
Subject to this Section 2.5 and Section 2.6, at the option of the Holder, Notes may be presented for exchange for other Notes, of any authorized denominations and of like tenor and aggregate principal amount or for registration of transfer by the Holder thereof or his attorney duly authorized in writing and with the form of transfer thereon duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed, at the office of the Trustee or at the office of any transfer agent designated by the Issuer for such purpose. Whenever any Notes are so surrendered for exchange, the Issuer shall execute and the Trustee shall authenticate and deliver the Notes which the Holder making the exchange is entitled to receive.
Upon surrender for registration of transfer of any Note at the office or agency of the Issuer, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes, of any authorized denominations and of like tenor and aggregate principal amount.
All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.
Every Note presented or surrendered for registration of transfer or for exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer duly executed, by the Holder thereof or his attorney duly authorized in writing.
No service charge shall be made for any registration of transfer or exchange of Notes, but the Issuer may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.
The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
SECTION 2.6. Global Notes.
Each Global Note authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Note or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Note shall constitute a single Note for all purposes of this Indenture.
Ownership of beneficial interests in a Global Note will be limited to persons who have accounts with the Depositary (“Participants”) or persons who hold interests through such Participants. Upon the issuance of a Global Note, the Depositary or its custodian shall credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Note to the accounts of its Participants. Ownership of beneficial interests in a Global Note shall be shown only on, and the transfer of such ownership interests shall be effected only through, records maintained by the Depositary or its nominee (with respect to interests of Participants) or by any such Participant (with respect to interests of persons held by such Participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Note may be subject to various policies and procedures adopted by the Depositary from time to time. None of the Issuer, the Guarantor, the Trustee or any of their respective agents shall have any responsibility or liability for any aspect of the Depositary’s or any Participant’s records, policies or procedures relating to, or for payments made on account of, beneficial interests in a Global Note or for any other aspect of the relationship between the Depositary and its Participants, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Notwithstanding any provision of this Indenture or any Note to the contrary, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary or its nominee unless (i) the Depositary notifies the Issuer and the Guarantor that the Depositary is unwilling or unable to continue as depositary for a Global Note or has ceased to be qualified to act as such as required by this Indenture and the Issuer or the Guarantor does not appoint a successor Depositary within 90 days after the Issuer and the Guarantor receives such notice or becomes aware of such non-qualification or (ii) there shall have occurred and be continuing an Event of Default with respect to the Notes. All definitive Notes issued in exchange for a Global Note or any portion thereof shall be registered in such names as the Depositary shall direct. In the event and for so long as definitive Notes are not issued to any owner of a beneficial interest in a Global Note after the occurrence of one of the events set forth above, the Issuer expressly acknowledges, with respect to the right of a Holder to pursue a remedy pursuant to Section 4.7 or Section 4.8, the right of such owner to pursue such remedy with respect to the portion of the Global Note that represents such owner’s Notes as if such definitive Notes had been issued.
Except in the circumstances referred to in the preceding paragraph, as long as the Depositary, or its nominee, is the registered Holder of a Global Note, the Depositary or such nominee, as the case may be, shall be considered the sole owner and Holder of such Global Note (and of the Notes represented thereby) for all purposes under this Indenture and the Notes. Except in the circumstances referred to in the preceding paragraph, owners of beneficial interests in a Global Note shall not be entitled to have such Global Note or any Notes represented thereby registered in their names, shall not receive or be entitled to receive physical delivery of definitive Notes in exchange therefor and shall not be considered the owners or Holders of such Global Note (or any Notes represented thereby) for any purpose under this Indenture or the Notes. In addition, no beneficial owner of an interest in a Global Note shall be able to transfer that interest except in accordance with the Depositary’s applicable procedures (in addition to those under this Indenture referred to herein and, if applicable, those of Euroclear and Clearstream). All payments of interest on, principal of, or Additional Amounts on, a Global Note shall be made to or to the order of the Depositary or its nominee, as the case may be, as the Holder thereof.
Every Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Note or any portion thereof, whether pursuant to this Section 2.6, Section 2.8 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Note, unless such Note is registered in the name of a Person other than the Depositary for such Global Note or a nominee thereof.
Neither the Trustee nor any Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.
SECTION 2.7. [Reserved].
SECTION 2.8. Mutilated, Destroyed, Lost and Stolen Notes.
If any mutilated Note is surrendered to the Trustee, the Issuer shall execute, and the Trustee shall authenticate and deliver in exchange therefor, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.
If there shall be delivered to the Issuer and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) indemnity satisfactory to them to save each of them and any of their agents harmless, from any losses or claims incurred in connection with the issuance of a new Note, then, in the absence of notice to the Issuer or the Trustee that such Note has been acquired by a bona fide purchaser, the Issuer shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.
In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note of any series under this Section 2.8, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
Every new Note of any series issued pursuant to this Section 2.8 in exchange for any mutilated Note or in lieu of any destroyed, lost or stolen Note shall constitute an original contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes of such series duly issued hereunder.
The provisions of this Section 2.8 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.
SECTION 2.9. Persons Deemed Owners.
Prior to due presentment of a Note of any series for registration of transfer, the Issuer, the Guarantor, the Trustee and any agent of the Issuer, the Guarantor or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of and any interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Guarantor, the Trustee nor any agent of the Issuer, the Guarantor or the Trustee shall be affected by notice to the contrary. In considering the interests of the Holders of Notes of any series while title to the Notes of such series is registered in the name of a nominee of the Depositary, the Trustee may refer to any information made available to it by the Depositary as to the identity (either individually or by category) of its Participants or persons who hold interests through such Participants with entitlements to such Notes and may consider such interests as if such accountholders were the Holders of such Notes. For the purposes of enforcement of the provisions of this Indenture against the Trustee, the persons named in a certificate of the Holder of any Global Note in respect of which a global certificate is issued shall be recognized as the beneficiaries of this Indenture, to the extent of the principal amounts of their interests in the Notes set out in the certificate of the Holder, as if they were themselves the Holders of such Notes in such principal amounts.
SECTION 2.10. Cancellation.
All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Issuer or the Guarantor may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer or the Guarantor, as the case may be, may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Issuer has not issued and sold, and all Notes so delivered shall be promptly canceled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.10, except as expressly permitted by this Indenture. All canceled Notes (and all Notes paid in full at final maturity thereof) held by the Trustee shall be disposed of in accordance with the Trustee’s customary practices.
SECTION 2.11. CUSIP and ISIN Numbers.
The Issuer in issuing the Notes of any series may use CUSIP and ISIN numbers if then generally in use, and, if so, the Trustee shall use CUSIP and ISIN numbers in notices of redemption of Notes of such series as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee in writing of any change in the CUSIP or ISIN numbers.

ARTICLE III
SATISFACTION AND DISCHARGE
SECTION 3.1. Satisfaction and Discharge of Indenture.
Each of the Issuer and the Guarantor may terminate all of their respective obligations under this Indenture (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for), and the Trustee, at the expense of the Issuer or the Guarantor, as the case may be, shall execute instruments in form and substance satisfactory to the Trustee and the Issuer or the Guarantor, as the case may be, acknowledging satisfaction and discharge of this Indenture, when
(1) either
(A) all Notes theretofore authenticated and delivered (other than Notes which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.8) have been delivered to the Trustee for cancellation; or
(B) all such Notes not theretofore delivered to the Trustee for cancellation
(i) have become due and payable,
(ii) will become due and payable at their maturity date within one year, or
(iii) are to be called for redemption pursuant to Section 10.2, Section 10.4 or Section 10.5 within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer or the Guarantor, as the case may be, and the Issuer or the Guarantor, as the case may be, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose money in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Redemption Date, as the case may be;
(2) the Issuer or the Guarantor, as the case may be, has paid or caused to be paid or made provision satisfactory to the Trustee for the payment of all other sums payable hereunder by the Issuer or the Guarantor, as the case may be; and
(3) the Issuer, or the Guarantor, as the case may be, has delivered to the Trustee an Officer’s Certificate or Guarantor Officer’s Certificate, as applicable, and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.
Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer or the Guarantor, as the case may be, to the Trustee under Section 4.6, Section 5.6 and Section 9.3, any obligations of the Trustee under Section 3.2 and any rights of registration of transfer, exchange or replacement of Notes provided in Section 2.5, Section 2.6, Section 2.8, or Section 9.2 and any rights to Additional Amounts pursuant to Section 9.5 shall survive such satisfaction and discharge.
SECTION 3.2. Application of Trust Money.
All money deposited with the Trustee pursuant to Section 3.1 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal and any interest (or Additional Amounts, if any) for whose payment such money has been deposited with the Trustee.

ARTICLE IV
REMEDIES OF THE TRUSTEE AND HOLDERS ON EVENT OF DEFAULT
SECTION 4.1. Event of Default.
Unless otherwise established hereunder or by any applicable supplemental indenture, an “Event of Default” with respect to the Notes of any series shall mean any one of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
1.default shall be made for more than seven days in the payment of principal or for more than 30 days in the payment of interest in respect of any of the Notes of such series or the Guarantee; or
2.the Issuer (or, if applicable, the Guarantor) defaults in the performance or observance of any covenant, condition or provision contained in the Notes of such series or in this Indenture for a period of 90 days after written notification requesting such default to be remedied by the Issuer or the Guarantor, as the case may be, shall first have been given to the Issuer or the Guarantor, respectively (and to the Trustee in the case of notice by the Holders referred to below) by the Trustee or Holders of at least 25% in principal amount of the then Outstanding Notes of such series (such notification must specify the Event of Default, demand that it be remedied and state that the notification is a “Notice of Default” hereunder); or
3.the Issuer or the Guarantor shall have become bound as a consequence of a default by it in its obligations in respect of any indebtedness for borrowed moneys having a total principal amount then outstanding of at least $200,000,000 (or its equivalent in any other currency or currencies) contracted or incurred by it prematurely to repay the same, or the Issuer or the Guarantor shall have defaulted in the repayment of any such indebtedness contracted or incurred by it at the later of the maturity thereof or the expiration of any applicable grace period therefor, or the Issuer or the Guarantor shall have failed to pay when properly called upon to do so, and after the expiration of any applicable grace period, any guarantee contracted or incurred by it of any such indebtedness in accordance with the terms of any such guarantee; provided, however, that, prior to any judgment, if any such default under such indebtedness shall be cured by the Issuer or the Guarantor, or be waived by the holders of such indebtedness, in each case as may be permitted under the terms of such indebtedness, then the Event of Default hereunder by reason of such default shall be deemed likewise to have been thereupon cured or waived; or
4.a final and non-appealable order of a court of competent jurisdiction shall be made or an effective resolution of the Issuer or the Guarantor shall be passed for the winding-up or dissolution of the Issuer or the Guarantor, as the case may be, except for the purposes of or pursuant to a consolidation, amalgamation, merger or reconstruction under which the continuing corporation or the corporation formed as a result thereof effectively assumes the entire obligations of the Issuer or the Guarantor, as the case may be, under this Indenture in relation to the Notes of such series or the Guarantee in connection therewith, as the case may be; or
5.the Guarantee is held to be unenforceable or invalid in a judicial proceeding, or is claimed in writing by either the Issuer or the Guarantor not to be valid and enforceable, or the Guarantee is denied or disaffirmed in writing by either the Issuer or the Guarantor; or
6.an encumbrancer shall have taken possession, or a trustee or receiver shall have been appointed, in bankruptcy, civil rehabilitation, reorganization or insolvency of the Issuer or the Guarantor, of all or substantially all of its assets and undertakings and such possession or appointment shall have continued undischarged and unstayed for a period of 60 days; or
7.the Issuer or the Guarantor shall stop payment (within the meaning of applicable bankruptcy law) or (otherwise than for the purposes of such a consolidation, amalgamation, merger or reconstruction as is referred to in paragraph 4 above) shall cease to carry on business or shall be unable to pay its debts generally as and when they fall due; or
8.a decree or order by any court having jurisdiction shall have been issued adjudging the Issuer or the Guarantor bankrupt or insolvent, or approving a petition seeking with respect to the Issuer or the Guarantor reorganization or liquidation under applicable bankruptcy, civil rehabilitation, reorganization or insolvency law, and such decree or order shall have continued undischarged and unstayed for a period of 60 days; or
9.the Issuer or the Guarantor shall initiate or consent to proceedings relating to itself under applicable bankruptcy, civil rehabilitation, reorganization or insolvency law or shall make a conveyance or assignment for the benefit of, or shall enter into any composition with, its creditors generally.
SECTION 4.2. Acceleration of Maturity; Rescission and Annulment.
If an Event of Default with respect to the Notes of any series occurs and is continuing, then in every such case (other than an Event of Default specified in Section 4.1(8) or Section 4.1(9)) the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes of each affected series may declare the principal amount of all the Notes of such affected series to be due and payable immediately, by a notice in writing to the Issuer and the Guarantor (and to the Trustee if given by Holders), and upon any such declaration such principal amount together with all accrued and unpaid interest shall become immediately due and payable.
Notwithstanding the foregoing, in the case of an Event of Default arising under Section 4.1(8) or Section 4.1(9) with respect to the Issuer or the Guarantor, the principal of and interest on all outstanding notes will become immediately due and payable without further action or notice. At any time after such a declaration of acceleration with respect to the Notes of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Notes of such series, by written notice to the Issuer, the Guarantor and the Trustee, may rescind and annul such declaration and its consequences if
(1) the Issuer and/or the Guarantor has paid or deposited with the Trustee a sum sufficient to pay
(A) all overdue interest on all Notes of such series,
(B) the principal of (and premium, if any, on) any Notes of such series which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Notes,
(C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Notes, and
(D) all sums paid or advanced by the Trustee hereunder and the compensation and the reasonable expenses, disbursements and advances of the Trustee, its agents and counsel; and
(2) all Events of Default with respect to Notes of any series, other than the non-payment of the principal of Notes of such series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 4.13.
No such rescission shall affect any subsequent default or impair any right consequent thereon.
SECTION 4.3. Collection of Indebtedness and Suits for Enforcement by Trustee.
Each of the Issuer and the Guarantor covenants that if
(1) default is made in the payment of any interest on any Note of any series when such interest becomes due and payable and such default continues for a period of 30 days, or
(2) default is made in the payment of the principal of (or premium, if any, on) any Note of any series at the maturity thereof and such default continues for a period of seven days, the Issuer or the Guarantor will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal and any premium and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium and on any overdue interest, at the rate or rates prescribed therefor in such Notes, if any, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the compensation and the reasonable expenses, disbursements and advances of the Trustee, its agents and counsel.

If an Event of Default with respect to the Notes of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Notes of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.
SECTION 4.4. Trustee May File Proofs of Claim.
In case of any judicial proceeding relative to the Issuer or the Guarantor (or any other obligor upon the Notes of any series or the Guarantee), its property or its creditors, the Trustee shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or the Guarantor upon the Notes of any series or the Guarantee, respectively, and collect in the manner provided by law out of the property of the Issuer or the Guarantor, wherever situated, the monies adjudged or decreed to be payable. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the compensation and the reasonable expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 5.6.
No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes of any series or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.
SECTION 4.5. Trustee May Enforce Claims Without Possession of Notes.
All rights of action and claims under this Indenture or the Notes of any series may be prosecuted and enforced by the Trustee without the possession of any of such Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of such Notes in respect of which such judgment has been recovered.
SECTION 4.6. Application of Money Collected.
Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Notes of any series and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
FIRST: To the payment of all amounts due the Trustee and any predecessor Trustee under Section 5.6; and
SECOND: To the payment of the amounts then due and unpaid for principal of and interest on the Notes of such series (including Additional Amounts, if any) in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal and interest, respectively.

SECTION 4.7. Limitation on Suits.
Other than the right to institute a suit for the enforcement of the payment of principal of, or interest on (including, in each case, any Additional Amounts, if applicable), any Notes of any series after the applicable due date specified in the Notes of such series, no Holder of any Note of any series shall have any right to institute any proceeding with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default; (b) the Holders of not less than 25% in aggregate principal amount of the Notes of each affected series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee; (c) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Notes of each affected series.
No one or more of such Holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.
SECTION 4.8. Right of Holders to Receive Principal and Interest.
Notwithstanding any other provision of this Indenture and any provision of any Note of any series, the right of any Holder to receive payment of the principal of, and interest on, such Note on or after the respective due dates expressed in such Note (or, in the case of redemption, on the Redemption Date), or to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.
SECTION 4.9. Restoration of Rights and Remedies.
If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
SECTION 4.10. Rights and Remedies Cumulative.
Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.8 and as provided in Section 4.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
SECTION 4.11. Delay or Omission Not Waiver.
No delay or omission of the Trustee or of any Holder of any Notes of any series to exercise any right or remedy accruing upon any Event of Default or otherwise shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 4.12. Control by Holders.
The Holders of a majority in principal amount of the Outstanding Notes of each series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that
(1) such direction shall not be in conflict with any rule of law or with this Indenture,
(2) the action so directed would not be unjustly prejudicial to the Holders not taking part in such direction or would involve the Trustee in personal liability,
(3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and
(4) the Trustee shall not be advised by counsel that the action or proceeding so directed may not lawfully be taken, and provided further that the Trustee shall be under no obligation to determine whether any such direction shall be in such conflict or so unjustly prejudicial to the Holders not taking part in such direction.
Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction by Holders of Notes of any series.
SECTION 4.13. Waiver of Past Defaults.
The Holders of a majority in aggregate principal amount of the Outstanding Notes of all affected series then outstanding under this Indenture relating to such Notes (voting together as a single class) may, on behalf of the Holders of all the Notes of such series, waive any past default hereunder, except a default
(1) in the payment of the principal of or interest on any Note or any Additional Amounts payable in respect thereof, or
(2) in respect of a covenant or provision hereof which under Article VIII cannot be modified or amended without the consent of the Holder of each Outstanding Note affected thereby.
Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose under this Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.
SECTION 4.14. Trustee to Give Notice of Default.
The Trustee shall give to the Holders of any series, in the case of Notes registered in the Notes Register as the names and addresses of such Holders appear on the Notes Register, notice by mail or in accordance with the procedures of the relevant clearing system or Depositary (or by other means provided in a supplemental indenture hereto, pursuant to a Board Resolution or a Guarantor Board Resolution and set forth in an Officer’s Certificate or a Guarantor Officer’s Certificate under which such series of Notes are issued or in the form of Note for such series) of all defaults known to the Trustee which have occurred with respect to such series, such notice to be transmitted within 90 days after the occurrence thereof, unless such defaults shall have been cured before the giving of such notice (the term “default” or “defaults” for the purposes of this Section 4.14 being hereby defined to mean any event or condition which is, or with notice or lapse of time or both would become, an Event of Default).
SECTION 4.15. Undertaking for Costs.
In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any such party litigant; provided that no court shall require such an undertaking or to make such an assessment in any suit instituted by the Issuer, the Guarantor, the Trustee or any Holder or group of Holders holding in aggregate more than 10% in aggregate principal amount of the Outstanding Notes of a series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Outstanding Note on or after the due date expressed in such Note.
SECTION 4.16. Waiver of Stay or Extension Laws.
Each of the Issuer or the Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Issuer and the Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE V
THE TRUSTEE
SECTION 5.1. Certain Duties and Responsibilities.
(a) Except during the continuance of an Event of Default,
(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations stated therein).
(b) In case an Event of Default has occurred and is continuing with respect to the Notes of any series, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.
(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that
(1) this paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section 5.1;
(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;
(3) the Trustee shall not be liable with respect to any action taken, or omitted to be taken by it, in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Notes of any series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture with respect to such Notes;
(4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and
(5) The provisions of this Section 5.1 are in furtherance of and subject to Sections 315 and 316 of the Trust Indenture Act.

SECTION 5.2. Certain Rights of Trustee.
In furtherance of and subject to the Trust Indenture Act and subject to Section 5.1:
(1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, including those received by electronic method, believed by it to be genuine and to have been signed or presented or sent by the proper party or parties;
(2) any request or direction of the Issuer or the Guarantor mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order or a Guarantor Request or Guarantor Order, respectively, and any resolution of the Board of Directors or Guarantor Board shall be sufficiently evidenced by a Board Resolution or Guarantor Board Resolution, respectively;
(3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate or a Guarantor Officer’s Certificate;
(4) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
(5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;
(6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer or the Guarantor, personally or by agent or attorney, it being understood that all reasonable expenses incurred in connection with such inquiry or investigation shall be borne by the Issuer or the Guarantor and the Trustee shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;
(7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;
(8) the Trustee shall not be deemed to have or charged with knowledge of any default or Event of Default unless a Responsible officer of the Trustee shall have received written notice of such default or Event of Default shall have been given to a Responsible Officer of the Trustee by the Issuer, the Guarantor or by any Holder of such Notes, and such notice references this Indenture and the Notes;
(9) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;
(10) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;
(11) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and by each Agent, custodian and other Person employed to act hereunder; and
(12) the Trustee may request that the Issuer and the Guarantor deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

SECTION 5.3. Not Responsible for Recitals or Issuance of Notes.
The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer and the Guarantor, as applicable, and the Trustee does not assume any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Issuer of the Notes or the proceeds thereof.
SECTION 5.4. May Hold Notes.
The Trustee, any Paying Agent, the Notes Registrar or any other agent of the Trustee or the Issuer or the Guarantor, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer or the Guarantor with the same rights it would have if it were not Trustee, Paying Agent, Notes Registrar or such other agent.
SECTION 5.5. Money Held in Trust.
Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on or investment of any money received by it hereunder except as otherwise agreed in writing with the Issuer or the Guarantor.
SECTION 5.6. Compensation and Reimbursement.
Each of the Issuer and the Guarantor agrees, jointly and severally,
(1) to pay to the Trustee from time to time such compensation for all services rendered by it hereunder in such amounts as shall have been agreed upon in writing by the Issuer, the Guarantor and the Trustee from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct; and
(3) to indemnify the Trustee and its officers, directors, employees and agents for, and to defend and hold it harmless against, any loss, liability or expense arising out of or in connection with the acceptance or administration of this trust or trusts hereunder, including taxes (other than taxes based upon or determined by the income of the Trustee) and the costs and expenses of defending itself against any claim (whether asserted by the Issuer, the Guarantor, a Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or willful misconduct.
Notwithstanding anything to the contrary herein, under no circumstances will the Trustee or any Agent be liable to the Issuer, the Guarantor or any other party to this Indenture for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (inter alia, being loss of business, goodwill, opportunity or profit); in each case however caused or arising and whether or not foreseeable, even if the Trustee or the Agent has been advised of the possibility of such loss or damage and regardless of whether the claim for loss or damage is made in negligence, for breach of contract or otherwise.
The obligations of each of the Issuer and the Guarantor to the Trustee under the provisions of this Section 5.6 shall survive the resignation or removal of the Trustee, the termination of this Indenture and the payment in full of the Notes issued hereunder.

SECTION 5.7. Corporate Trustee Required; Eligibility.
There shall at all times be one (and only one) Trustee hereunder. Each Trustee (including any successor Trustee appointed pursuant to Section 5.8 below) shall be a Person that has a combined capital and surplus of at least $50,000,000 and which is eligible for appointment as trustee in accordance with the provisions of Section 310(a) of the Trust Indenture Act. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section 5.7, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 5.7, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
SECTION 5.8. Resignation and Removal; Appointment of Successor.
No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 5.9.
The Trustee may resign at any time by giving written notice thereof to the Issuer and the Guarantor. If the instrument of acceptance by a successor Trustee required by Section 5.9 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation (or within 30 days of the Trustee receiving a notice of removal pursuant to the provisions below), the resigning (or removed) Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to one or more or all series of Notes.
The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Issuer and the Guarantor.
If at any time:
(1) the Trustee shall fail to comply with the provisions Section 310(b) of the Trust Indenture Act and shall fail to resign after written request therefor by the Issuer, the Guarantor or any Holder,
(2) the Trustee shall cease to be eligible in accordance with the provisions of Section 310(a) of the Trust Indenture Act and shall fail to resign after written request therefor by the Issuer, the Guarantor or by any Holder, or
(3) the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Issuer or the Guarantor may remove the Trustee or (B) subject to Section 315(e) of the Trust Indenture Act, any Holder who has been a bona fide Holder of a Note of a particular series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to a particular series and the appointment of a successor Trustee.
If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuer, by a Board Resolution, or the Guarantor, by a Guarantor Board Resolution, shall promptly appoint a successor Trustee with respect to the applicable series and shall comply with the applicable requirements of Section 5.7. If a successor Trustee with respect to the applicable series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Issuer and the Guarantor and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 5.9, become the successor Trustee with respect to the applicable series and supersede the successor Trustee appointed by the Issuer or the Guarantor. If no successor Trustee with respect to any series shall have been so appointed by the Issuer, the Guarantor or the Holders and accepted appointment in the manner required by Section 5.9 within one year after such resignation, removal or incapability, or the occurrence of such vacancy, any Holder who has been a bona fide Holder of a Note of a particular series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

The Issuer shall give notice, or shall cause the Notes Registrar to give notice, of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders of Notes of a particular series in the manner provided in Section 1.6. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.
SECTION 5.9. Acceptance of Appointment by Successor.
In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Issuer and the Guarantor and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee with respect to all or any applicable series shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties with respect to such series of the retiring Trustee; but, on the request of the Issuer, the Guarantor, or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.
Upon request of any such successor Trustee, the Issuer and the Guarantor shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.
No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.
SECTION 5.10. Merger, Conversion, Consolidation or Succession to Business.
Any bank or trust company into which the Trustee may be merged or converted or with which it may be consolidated, or any bank or trust company resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any bank or trust company succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such bank or trust company shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes of any series shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion, consolidation or sale to such authenticating Trustee may adopt such authentication and deliver such Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.
SECTION 5.11. Conflicting Interest.
The Trustee for the Notes shall be subject to the provisions of Section 310(b) of the Trust Indenture Act during the period of time required thereby. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of Section 310(b) of the Trust Indenture Act. In determining whether the Trustee has a conflicting interest as defined in Section 310(b) of the Trust Indenture Act with respect to the Notes of any series, there shall be excluded Notes of any particular series of Notes other than that series.
ARTICLE VI
HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND ISSUER
SECTION 6.1. Issuer to Furnish Trustee Names and Addresses of Holders.
The Issuer will furnish or cause the Notes Registrar to furnish to the Trustee
(1) not later than 15 days after each Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Outstanding Notes as of such Record Date, and

(2) at such other times as the Trustee may reasonably request in writing, within 30 days after the receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;
provided, however, that if and so long as the Trustee shall be Notes Registrar, no such list need be furnished.
SECTION 6.2. Preservation of Information; Communications to Holders.
The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 6.1 and the names and addresses of Holders received by the Trustee in its capacity as Notes Registrar. The Trustee may destroy any list furnished to it as provided in Section 6.1 upon receipt of a new list so furnished.
Every Holder of Notes, by receiving and holding the same, agrees with the Issuer, the Guarantor and the Trustee that none of the Issuer, the Guarantor or the Trustee or any agent of any of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to applicable law.
ARTICLE VII
MERGER, CONSOLIDATION, SALE OR DISPOSITION
SECTION 7.1. Issuer May Consolidate, Etc., Only on Certain Terms.
The Issuer may not merge or consolidate into any other Person (the Issuer not being the continuing entity) or sell, lease or dispose of its properties and assets substantially as an entirety (including by way of a corporate split or similar arrangement), whether as a single transaction or a number of transactions, related or not, to any Person unless (a) such Person assumes or succeeds the obligations of the Issuer under all series of Notes and this Indenture (and, if such Person is organized in a jurisdiction other than a Tax Jurisdiction, agrees to pay additional amounts in respect of any taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the jurisdiction of such Person, or any authority therein or thereof having power to tax, corresponding to the obligation to pay Additional Amounts pursuant to Section 9.5, substituting such jurisdiction for references to “United States”) and (b) after giving effect thereto, no Event of Default with respect to any series of Notes under this Indenture shall have occurred and be continuing (such permitted transaction, a “Issuer Succession Event”).
In connection with any such Issuer Succession Event, the Issuer shall deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such Issuer Succession Event and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Section 7.1 and that all conditions precedent in this Indenture provided for or relating to such transaction have been complied with, and that this Indenture and the Notes are the legal, valid and binding obligation of such succeeding Person, enforceable against such Person in accordance with their terms (subject to customary exceptions).
SECTION 7.2. Guarantor May Consolidate, Etc., Only on Certain Terms.
The Guarantor may not merge or consolidate into any other Person (the Guarantor not being the continuing entity) or sell, lease or dispose of its properties and assets substantially as an entirety (including by way of a corporate split (kaisha bunkatsu) or similar arrangement), whether as a single transaction or a number of transactions, related or not, to any Person unless (a) such Person assumes or succeeds the obligations of the Guarantor under the Guarantee and this Indenture (and, if such Person is organized in a jurisdiction other than Japan, agrees to pay additional amounts in respect of any taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the jurisdiction of such Person, or any authority therein or thereof having power to tax, corresponding to the obligation to pay Additional Amounts pursuant to Section 9.5, substituting such jurisdiction for references to “Japan”) and (b) after giving effect thereto, no Event of Default with respect to any series of Notes under this Indenture shall have occurred and be continuing (such permitted transaction, a “Guarantor Succession Event”).
In connection with any such Guarantor Succession Event, the Guarantor shall deliver to the Trustee a Guarantor Officer’s Certificate and an Opinion of Counsel, each stating that such Guarantor Succession Event and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Section 7.2 and that all conditions precedent in this Indenture provided for or relating to such transaction have been complied with, and that this Indenture and the Guarantee are the legal, valid and binding obligation of such succeeding Person, enforceable against such Person in accordance with their terms (subject to customary exceptions).
SECTION 7.3. Successor Substituted.
Upon any Succession Event in accordance with Section 7.1 or 7.2, such succeeding entity (the “Successor Person”) formed by such Succession Event shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or the Guarantor, as the case may be, under this Indenture with the same effect as if such Successor Person had been named as the Issuer or the Guarantor, as the case may be, herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Notes, as the case may be.
ARTICLE VIII
SUPPLEMENTAL INDENTURES
SECTION 8.1. Supplemental Indentures Without Consent of Holders.
Without the consent of any affected Holders, the Issuer, the Guarantor and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:
(1) to evidence the succession of another Person to the Issuer or the Guarantor and the assumption by any such successor of the covenants of the Issuer or the Guarantor herein and in the Notes of any series; or
(2) to add to the covenants of the Issuer or the Guarantor or to surrender any right or power herein conferred upon the Issuer or the Guarantor for the benefit of the Holders of Notes of any series; or
(3) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee; or
(4) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action pursuant to this Clause (4) shall not adversely affect the interests of the Holders of Notes of any series in any material respect;
(5) to make any other change that does not adversely affect the interests of the Holders of the Notes of any series in any material respect; or
(6) to comply with requirements of the Commission in order to effect or maintain the qualification hereof under the Trust Indenture Act.
SECTION 8.2. Supplemental Indentures With Consent of Holders.
Modification and amendment of this Indenture and the Notes of any series may be made by the Issuer, the Guarantor and the Trustee with the written consent of the Holders of not less than a majority of the aggregate principal amount of the Outstanding Notes of each affected series; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Note affected thereby:
(i) change the maturity date of the principal or payment date of any interest or change any obligation of the Issuer or the Guarantor to pay any Additional Amounts,

(ii) reduce the principal amount of, or rate of interest on, any Note,
(iii) change the redemption date or price at which Notes are redeemed,
(iv) affect the rights of Holders of less than all the Outstanding Notes,
(v) change the place of payment where, or the coin or currency in which, any Note or interest thereon is payable, or
(vi) impair the right of a Holder to institute suit for the enforcement of any payment on or with respect to any Note on or after the date when due;
provided, further, that no such modification may, without the consent of the Holders of all Notes of the affected series Outstanding at the time, alter the respective percentages of Outstanding Notes necessary, pursuant to this Indenture, to modify the terms of the Notes of such series, waive past defaults or accelerate the payment of the principal amount of the Notes of such series.
It shall not be necessary for any Act of Holders under this Section 8.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
SECTION 8.3. Execution of Supplemental Indentures.
In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
SECTION 8.4. Effect of Supplemental Indentures.
Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes of each series theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
SECTION 8.5. Reference in Notes to Supplemental Indentures.
Notes of each series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and such Notes may be authenticated and delivered by the Trustee in exchange for Outstanding Notes.
SECTION 8.6. Conformity with the Trust Indenture Act.
Every supplemental indenture executed pursuant to this Article 8 shall conform to the requirements of the Trust Indenture Act as then in effect.

ARTICLE IX
COVENANTS
SECTION 9.1. Payment of Principal, Interest and Additional Amounts.
The Issuer covenants and agrees that it will duly and punctually pay the principal of and interest on the Notes of each series (and Additional Amounts, if any) in accordance with the terms of the Notes of such series and this Indenture.
SECTION 9.2. Maintenance of Office or Agency.
So long as any of the Notes of any series remain Outstanding, the Issuer and the Guarantor (if applicable) will maintain in The City of New York an office or agency where Notes of such series may be presented or surrendered for payment, where Notes of such series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer or the Guarantor in respect of the Notes of such series and this Indenture may be served. The Issuer and the Guarantor (if applicable) will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer or the Guarantor (if applicable) shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee. The Issuer and the Guarantor (if applicable) hereby initially designates the office of the Paying Agent as specified in the Reverse of Note as the office or agency for each such purpose.
The Issuer and the Guarantor (if applicable) may also from time to time designate one or more other offices or agencies where the Notes of a series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer or the Guarantor (if applicable) of its obligation to maintain an office or agency in The City of New York for such purposes. The Issuer and the Guarantor (if applicable) will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
With respect to any Global Note, and except as otherwise may be specified for such Global Note as contemplated by Section 2.6, the Corporate Trust Office of the Trustee shall be the place of payment where such Global Note may be presented or surrendered for payment or for registration of transfer or exchange, or where successor Notes may be delivered in exchange therefor, provided, however, that any such payment, presentation, surrender or delivery effected pursuant to the Applicable Procedures of the Depositary for such Global Note shall be deemed to have been effected at the place of payment for such Global Note in accordance with the provisions of this Indenture.
SECTION 9.3. Money for Notes Payments to Be Held in Trust.
Whenever the Issuer or the Guarantor shall have one or more Paying Agents, it shall deposit or cause to be deposited with a Paying Agent, a sum for value each due date sufficient to pay the principal of or interest (or Additional Amounts, if any) on the Notes of any series, such sum to be held in trust for the benefit of the Persons entitled to such principal or interest, and (unless such Paying Agent is the Trustee) the Issuer or the Guarantor will promptly notify the Trustee in writing of its action or failure so to act. The Issuer or the Guarantor shall deposit all such sums to the Paying Agent by 10:00 A.M. New York City time (or such other time as agreed in writing between the Issuer or the Guarantor, on the one hand, and Paying Agent, on the other hand) on the relevant payment date. Promptly following the transfer of amounts for payment of principal, interest or Additional Amounts, the Issuer or the Guarantor shall confirm such payment, or procure confirmation by authenticated SWIFT message from the bank making such payment, to the Paying Agent.
The Issuer or the Guarantor will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 9.3, that such Paying Agent will (1) hold all sums held by it for the payment of the principal of or interest on Notes of such series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided, (2) give the Trustee prompt written notice of any default by the Issuer or the Guarantor (or any other obligor upon the Notes) in the making of any payment of principal or interest on the Notes and (3) during the continuance of any default by the Issuer or the Guarantor (or any other obligor upon the Notes) in the making of any payment in respect of the Notes of such series, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Notes of such series.
The Issuer or the Guarantor may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order or Guarantor Order direct any Paying Agent to pay, to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.
Any money deposited with the Trustee or any Paying Agent in trust for the payment of the principal of or interest or Additional Amounts (if applicable) on any Note of any series and remaining unclaimed for two years after such principal, interest or Additional Amounts have become due and payable and paid to the Trustee shall, upon receipt of a Issuer Request or Guarantor Request, be paid by the Trustee or such Paying Agent to the Issuer or the Guarantor, as the case may be, and, to the extent permitted by law, the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer or the Guarantor for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease.
SECTION 9.4. Statement by Officers as to Default.
The Issuer or the Guarantor, as the case may be, shall deliver to the Trustee, reasonably promptly after the Issuer or the Guarantor becomes aware of the occurrence of (i) any Event of Default or an event which, with notice or the lapse or time or both, would constitute an Event of Default or (ii) any default in the performance by the Issuer or the Guarantor of any obligation under the Notes or this Indenture, an Officer’s Certificate or a Guarantor Officer’s Certificate setting forth the details of such Event of Default or default and the action which the Issuer or the Guarantor proposes to take with respect thereto.
The Issuer and the Guarantor will deliver to the Trustee, within 120 days after the end of each fiscal year of the Issuer and the Guarantor, respectively ending after the date hereof or within 10 Business Days of any request by the Trustee, an Officer’s Certificate, in substantially the form set forth in Exhibit A-1 hereto, or a Guarantor Officer’s Certificate, in substantially the form set forth in Exhibit A-2 hereto, stating whether or not to the knowledge of the signer thereof the Issuer or the Guarantor is in default in the performance and observance of any of the terms, provisions and conditions under this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Issuer or the Guarantor shall be in default specifying all such defaults and the nature and status thereof of which the signer may have knowledge. As of the date hereof, the fiscal year of the Issuer ends on March 31 of each calendar year, and the fiscal year of the Guarantor ends on March 31 of each calendar year.
SECTION 9.5. Additional Amounts.
Except as otherwise established for a series of Notes in an Officer’s Certificate or supplemental indenture pursuant to Section 2.3 hereof, all payments of principal and interest by the Issuer in respect of the Notes shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or other governmental charges of whatever nature, unless such withholding or deduction is required by law. If any such withholding or deduction is imposed or levied by or on behalf of the United States, or any political subdivision thereof or any authority therein having power to tax, with respect to payments of principal and interest by the Issuer in respect of the Notes, the Issuer shall pay to the Holder of each Note who is a United States Alien such additional amounts (all such amounts being referred to herein with respect to the Issuer as “Additional Amounts”) as may be necessary so that the net amounts received by that Holder after such withholding or deduction shall equal the respective amounts which would have been receivable in respect of such Note in the absence of such withholding or deduction, provided that, no such Additional Amounts shall be payable in relation to any such withholding or deduction in respect of any Note:
(a)    in respect of any tax, duty, assessment or governmental charge that would not have been so imposed but for the existence of any present or former connection between the Holder or beneficial owner of such Note (or between a fiduciary, settlor, beneficiary, member or shareholder of, or holder of a power over, such Holder or beneficial owner, if such Holder or beneficial owner is an estate, trust, partnership or corporation) and the United States (other than a connection arising solely from the ownership of the Notes or the receipt of payments or enforcement of rights in respect thereof), including, without limitation, such Holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or holder of a power) being considered as:
(A)    being or having been present or engaged in a trade or business in the United States or having or having had a permanent establishment therein; or
(B)    having a current or former relationship with the United States, including a relationship as a citizen or resident or being treated as a resident thereof;
(b)    in respect of any tax, duty, assessment or governmental charge that would not have been so imposed but for the Holder or beneficial owner of the Note (or a fiduciary, settlor, beneficiary, member or shareholder of, or holder of a power over, such Holder or beneficial owner, if such Holder or beneficial owner is an estate, trust, partnership or corporation) being or having been treated as:
(A)    a controlled foreign corporation, a passive foreign investment company, a personal holding company or a corporation that has accumulated earnings to avoid U.S. federal income tax or a private foundation or other tax-exempt organization; or
(B)    an actual or a constructive “10-percent shareholder” of the Issuer within the meaning of Section 871(h)(3) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”); or
(C)    a bank that is described in Section 881(c)(3)(A) of the Code;
(c)    to any Holder or beneficial owner of a Note who is a fiduciary or partnership to the extent that a beneficiary or settlor with respect to such fiduciary or member of such partnership would not have been entitled to the payment of Additional Amounts had such beneficiary, settlor or member been the Holder or beneficial owner of such Note;
(d)    in respect of any tax, duty, assessment or governmental charge that would not have been imposed or withheld but for the failure of the Holder or beneficial owner of the Note to comply with applicable certification, identification or information reporting requirements under United States income tax laws concerning the nationality, residence, identity or connection (or lack of connection) with the United States of the Holder or beneficial owner, if such compliance is required by United States income tax laws as a precondition to relief or exemption from such tax, duty, assessment or governmental charge; or
(e)    in any case that is a combination of any of (a) through (d) above, provided, further, that no such Additional Amounts shall be payable with respect to any Note presented for payment more than 30 days after the Relevant Date (as defined below) except to the extent that the Holder thereof would have been entitled to such Additional Amounts on presenting the same for payment on the last day of such 30-day period assuming that day to have been a Business Day.
All payments of principal and interest by the Guarantor in respect of the Guarantee shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or other governmental charges of whatever nature, unless such withholding or deduction is required by law. If any such withholding or deduction is imposed or levied by or on behalf of Japan, or any political subdivision thereof or any authority therein having power to tax, with respect to payments of principal and interest by the Guarantor in respect of the Notes or the Guarantee, the Guarantor shall pay to the Holder of each Note such additional amounts (all such amounts being referred to herein with respect to the Guarantor as “Additional Amounts”) as may be necessary so that the net amounts received by that Holder after such withholding or deduction shall equal the respective amounts which would have been receivable in respect of such Note in the absence of such withholding or deduction; provided that, no such Additional Amounts shall be payable in relation to any such withholding or deduction in respect of any Note or the Guarantee:
(a)    in respect of any tax, duty, assessment or governmental charge that would not have been so imposed but for the existence of any present or former connection between the Holder or beneficial owner of such Note or the Guarantee (or between a fiduciary, settlor, beneficiary, member or shareholder of, or holder of a power over, such Holder or beneficial owner, if such Holder or beneficial owner is an estate, trust, partnership or corporation) and Japan (other than a connection arising solely from the ownership of the Notes or the receipt of payments or enforcement of rights in respect thereof), including, without limitation, such Holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or holder of a power) being considered as:
(A)    being or having been present or engaged in a trade or business in Japan or having or having had a permanent establishment therein; or
(B)    having a current or former relationship with Japan, including a relationship as a citizen or resident or being treated as a resident thereof;
(b)    in respect of any tax, duty, assessment or governmental charge that would not have been imposed or withheld but for the failure of the Holder or beneficial owner of the Note or the Guarantee to comply with applicable certification, identification or information reporting requirements under Japanese income tax laws concerning the nationality, residence, identity or connection (or lack of connection) with Japan of the Holder or beneficial owner, if such compliance is required by Japanese income tax laws as a precondition to relief or exemption from such tax, duty, assessment or governmental charge;
(c) presented for payment more than 30 days after the Relevant Date (as defined below) except to the extent that the Holder thereof would have been entitled to such Additional Amounts on presenting the same for payment on the last day of such 30-day period assuming that day to have been a Business Day;
(d)    to any Holder or beneficial owner of a Note or the Guarantee who is a fiduciary or partnership to the extent that a beneficiary or settlor with respect to such fiduciary or member of such partnership would not have been entitled to the payment of Additional Amounts had such beneficiary, settlor or member been the Holder or beneficial owner of such Note or the Guarantee; or
(e)    in any case that is a combination of any of (a) through (d) above.
In addition, no Additional Amounts will be payable by the Issuer or the Guarantor for or on account of any deduction or withholding imposed pursuant to FATCA, any intergovernmental agreement entered into with respect to FATCA, or any law, regulation or other official guidance enacted or issued in any jurisdiction implementing, or relating to, FATCA, similar legislation under the laws of any other jurisdiction, or any such intergovernmental agreement.
As used herein, the “Relevant Date” means the date on which any payment in respect of a Note first becomes due, except that, if the full amount of the moneys payable has not been duly received by the Trustee on or prior to such due date, it means the date on which, the full amount of such moneys having been so received, notice to that effect is duly given to the Holders in accordance with this Indenture.
The Issuer or the Guarantor, as the case may be, will make any required withholding or deduction of taxes, duties, assessments or governmental charges imposed by a Tax Jurisdiction and will remit the full amount withheld or deducted to the applicable Tax Jurisdiction in accordance with applicable law. The Issuer or the Guarantor, as the case may be, will use reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any tax, duty, assessment or other governmental charge so withheld or deducted from the Tax Jurisdiction imposing such tax, duty, assessment or other governmental charges, and if certified copies are not available, the Issuer or the Guarantor, as the case may be, will use reasonable efforts to obtain other evidence satisfactory to the Trustee. The Trustee shall make such certified copies or other evidence available to the Noteholders or the beneficial owners of the Notes upon reasonable written request to the Trustee.
At least 10 days prior to the first interest payment date on the Notes on which the Issuer or the Guarantor, as the case may be, would be required to pay Additional Amounts, and at least 10 days prior to each principal or subsequent interest payment date with respect to such Notes if there has been any change with respect to the matters set forth in the previously provided Officer’s Certificate or Guarantor Officer’s Certificate, the Issuer or the Guarantor, as the case may be, will furnish the Trustee and the Paying Agent, if other than the Trustee, with an Officer’s Certificate or Guarantor Officer’s Certificate instructing the Trustee and such Paying Agent as to the amount required to be deducted or withheld on such payments to the Holders of Notes and indicating that the Issuer or the Guarantor, as the case may be, will pay to the Trustee or such Paying Agent the Additional Amounts required by this Section 9.5.
The obligation to pay Additional Amounts shall not apply to (i) any estate, inheritance, gift, excise, sales, transfer, personal property or any similar tax, duty, assessment, fee or other governmental charge or (ii) any tax, duty, assessment, fee or other governmental charge that is payable otherwise than by deduction or withholding from payments of principal of or interest on the Notes or the Guarantee; provided that, except as otherwise set forth in the Notes and this Indenture, the Issuer and the Guarantor, as the case may be, shall pay all stamp, court or documentary taxes or any other excise, property or similar taxes, charges or levies and other duties, if any, which may be imposed by a Tax Jurisdiction, with respect to this Indenture or as a consequence of the issuance, execution, delivery or registration of the Notes and the Guarantee.
Whenever in this Indenture, the Notes or the Guarantee there is mentioned, in any context, the payment of the principal of, or interest on, or in respect of, any Note or the Guarantee, such mention shall be deemed to include the payment of Additional Amounts provided for in this Section 9.5, to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section 9.5, and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof or thereof shall not be construed as excluding Additional Amounts in other provisions hereof or thereof where such express mention is not made.
SECTION 9.6. Appointment to Fill a Vacancy in Office of Trustee.
The Issuer and the Guarantor, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 5.8, a Trustee, so that there shall at all times be a Trustee hereunder.
SECTION 9.7. Indemnification of Judgment Currency.
Each of the Issuer and the Guarantor agrees to indemnify each Holder to the full extent permitted by applicable law against any loss incurred by such Holder as a result of any judgment or order being given or made for any amount due under such Note and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than U.S. dollars, euros or such other currency in which the relevant series of Notes is denominated, as the case may be (the “Required Currency”) and as a result of any variation as between (a) the rate of exchange at which the Required Currency is converted into the Judgment Currency for the purpose of such judgment or order and (b) the spot rate of exchange in The City of New York, in the case of U.S. dollars, London, in the case of euros, or such other city as designated in the form of Note for such series, in case of any other currency, at which the Holder on the date that payment is made pursuant to such judgment or order is able to purchase the Required Currency with the amount of the Judgment Currency actually received by the Holder. The Issuer’s or the Guarantor’s obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture.
SECTION 9.8. [Reserved].
SECTION 9.9. Reports by the Issuer and the Guarantor.
For as long as any Notes of any series are Outstanding, each of the Issuer and the Guarantor will promptly furnish to the Trustee (A) such other documents, reports and information as shall be furnished by the Issuer or the Guarantor, as the case may be, to its security holders generally; (B) within six months after the end of each fiscal year, an annual report in English including a consolidated balance sheet and consolidated statements of operations, surplus and cash flows of the Guarantor audited by independent public accountants and prepared in conformity with International Financial Reporting Standards; and (C) as soon as practicable after the end of each interim period (other than the last interim period of a fiscal year) an interim report in English including financial statements of the Guarantor (or, if consolidated financial statements are prepared, its consolidated financial statements).
Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Issuer’s or the Guarantor’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates or the Guarantor Officer’s Certificates).
SECTION 9.10. Reports by the Trustee.
Any Trustee’s report required under Section 313(a) of the Trust Indenture Act shall be transmitted on or before April 1 in each year following the date hereof, so long as any Notes of any series are Outstanding, and shall be dated as of a date convenient to the Trustee no more than 60 nor less than 45 days prior thereto.
SECTION 9.11. Annual Compliance Certificate.
So long as any Notes of any series are Outstanding under this Indenture, each of the Issuer and the Guarantor will furnish to the Trustee within 180 days of the end of the Issuer’s or the Guarantor’s fiscal year, as applicable, each year (beginning with the year following the first issuance of the Notes pursuant to this Indenture) a brief certificate (which need not comply with Section 1.2) from the principal executive, financial or accounting officer of the Issuer or the Guarantor, as the case may be, as to his or her knowledge of the Issuer’s or the Guarantor’s, as the case may be, compliance with all conditions and covenants under this Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under the Indenture), which certificate shall comply with the requirements of the Trust Indenture Act.
SECTION 9.12. Negative Pledge.
So long as any Notes remain outstanding under this Indenture, the Issuer or the Guarantor shall not, and shall procure that none of its respective Principal Subsidiaries shall, create or permit to subsist any Lien on any of its, or, as the case may be, such Principal Subsidiary’s, property, assets or revenues, present or future, to secure for the benefit of the holders of Public External Indebtedness payment of any sum owing in respect of any such Public External Indebtedness, any payment under any guarantee of any such Public External Indebtedness or any payment under any indemnity or other like obligation relating to any such Public External Indebtedness, unless contemporaneously therewith effective provision is made to secure all Notes under this Indenture equally and ratably with such Public External Indebtedness with a similar Lien on the same property, assets or revenues securing such Public External Indebtedness for so long as such Public External Indebtedness are secured by such Lien.
ARTICLE X.
REDEMPTION AND PURCHASE OF SECURITIES
SECTION 10.1. Applicability of Article.
The provisions of this Article shall be applicable to the Notes of any series which are redeemable before their maturity except as otherwise specified as contemplated by Section 2.3 for Notes of such series.
SECTION 10.2. Optional Redemption due to an Additional Amounts Event.
Any series of the Notes may be redeemed at any time at the option and sole discretion of the Issuer in whole, but not in part, subject to compliance with applicable regulatory requirements, upon giving not less than 30 nor more than 60 days’ notice of redemption to the Trustee and the Holders (which notice shall be irrevocable and shall conform, as applicable, to the additional notice requirements set forth in Section 10.5) at the principal amount of such series of Notes together with interest accrued to the date fixed for redemption and any Additional Amounts thereon, if the Issuer or the Guarantor has been or will be obliged to pay any Additional Amounts with respect to such series as a result of (a) any change in, or amendment to, the laws or regulations of a Tax Jurisdiction or any authority thereof or therein having power to tax, or any change in application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of the issuance of such Notes or (b) after the completion of any Succession Event, any change in, or amendment to, the laws or regulations of the jurisdiction of the Successor Person or any political subdivision or any authority thereof or therein having power to tax, or any change in application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of such Succession Event, and in either case such obligation cannot be avoided by the Issuer (or, if applicable, the Guarantor) or any Successor Person thereto through the taking of reasonable measures available to the Issuer (or, if applicable, the Guarantor) or any Successor Person thereto, as the case may be (an “Additional Amounts Event”). No notice of redemption for an Additional Amounts Event pursuant to this Section 10.2 shall be given sooner than 90 days prior to the earliest date on which the Issuer (or, if applicable, the Guarantor) or any Successor Person thereto would actually be obliged to pay such Additional Amounts on payments with respect to the Notes.
Prior to the publication of any notice of redemption pursuant to this Section 10.2, the Issuer shall deliver to the Trustee (i) a certificate signed by a Responsible Officer stating that the conditions precedent to its right to so redeem have been fulfilled and (ii) an opinion of independent legal advisors of recognized standing confirming that an Additional Amounts Event has occurred. The Trustee shall accept such opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the Holders.
SECTION 10.3. [Reserved].
SECTION 10.4. Election to Redeem; Notice to Trustee.
The election of the Issuer to redeem any Notes of any series shall be evidenced by a Issuer Order and an Officer’s Certificate, both given to the Trustee.
SECTION 10.5. Notice of Redemption.
Notice of redemption shall be transmitted not less than 30 nor more than 60 days prior to the date for redemption (“Redemption Date”), to the Trustee and to each Holder of Notes of any series to be redeemed at his address appearing in the Notes Register. If by reason of any cause, it shall be impracticable to give notice to the Holder in the manner prescribed herein, then such notification in lieu thereof as shall be made by the Issuer or by the Trustee on behalf of and at the instruction of the Issuer (as set forth below) shall constitute sufficient provision of such notice, if such notification shall, so far as may be practicable, approximate the terms and conditions of the notice in lieu of which it is given. Neither the failure to give notice nor any defect in any notice of redemption given to the Holder of any other Note of any series shall affect the sufficiency of any notice with respect to such Note.
All notices of redemption shall state:
(1) the Redemption Date,
(2) the redemption price and the amount of any accrued and unpaid interest payable on the Redemption Date,
(3) the CUSIP, ISIN and Common Code or other identifying number of the Notes,
(4) that on the Redemption Date, the redemption price (together with any accrued and unpaid interest payable on the Redemption Date) will become due and payable upon each such Notes to be redeemed and that interest thereon will cease to accrue on and after said date, and
(5) the place or places where such Notes are to be surrendered for payment of the redemption price, and accrued interest, if any.

Notice of redemption of Notes of any series to be redeemed at the election of the Issuer shall be given by the Issuer or, at the Issuer’s request by the Trustee in the name and at the expense of the Issuer (provided that the Issuer shall have delivered to the Trustee, at least five Business Days before notice of redemption is required to be given to Holders (unless a shorter notice shall be agreed to by the Trustee), a Issuer Request requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph) and shall be irrevocable.
SECTION 10.6. Deposit of Redemption Price.
Prior to any Redemption Date, the Issuer shall deposit with the Trustee or with a Paying Agent an amount of money sufficient to pay the redemption price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Notes which are to be redeemed on that date.
SECTION 10.7. Notes Payable on Redemption Date.
Notice of redemption having been given as aforesaid, the Notes of any series so to be redeemed shall, on the Redemption Date, become due and payable at the redemption price applicable thereto, and from and after such date (unless the Issuer shall default in the payment of the redemption price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Issuer at the redemption price, together with accrued interest to the Redemption Date; provided, however, that installments of interest whose payment date is on or prior to the Redemption Date will be payable to the Holders of such Notes, registered as such at the close of business on the relevant Record Date according to their terms.
If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the terms of the Note.
SECTION 10.8. Repurchase of Notes.
The Issuer or any subsidiary thereof may, at any time, purchase the Notes of any series for cancellation in the open market or otherwise at any price.
ARTICLE XI.
GUARANTEE
SECTION 11.1. Guarantee.
The Guarantor hereby unconditionally guarantees all amounts due by the Issuer to each Holder of the principal of, any premium and interest on, and any Additional Amounts with respect to each Note provided for pursuant to the terms of such Note, when and as the same shall become due and payable, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such Note and of this Indenture. In case of the failure of the Issuer to make any required payment of such principal, premium, interest or Additional Amounts, the Guarantor hereby agrees to cause any such payment to be made when and as the same shall become due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by the Issuer.
SECTION 11.2. Guarantee Unconditional, Etc..
The Guarantor hereby agrees that its obligations hereunder shall be as principal and not merely as surety, and shall be absolute, irrevocable and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any Note or this Indenture, any failure to enforce the provisions of any Note or this Indenture, or any waiver, modification, consent or indulgence granted with respect thereto by such Holder or the Trustee, the recovery of any judgment against the Issuer or any action to enforce the same, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor; provided however, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantor, increase the principal amount of a Note or the interest rate thereon or increase any premium payable upon redemption thereof. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger, insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to any such Note or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the principal of, any premium and interest on, and any Additional Amounts required with respect to, the Notes and the complete performance of all other obligations contained in the Notes. The Guarantor further agrees, to the fullest extent that it lawfully may do so, that, as between the Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 4.2 for the purposes of this Guarantee, notwithstanding any stay, injunction or prohibition extant under any bankruptcy, insolvency, reorganization or other similar law of any jurisdiction preventing such acceleration in respect of the obligations guaranteed hereby.
SECTION 11.3. Reinstatement.
This Guarantee shall continue to be effective or be reinstated to the extent permitted by applicable law, as the case may be, if at any time payment on any Note, in whole or in part, is rescinded or must otherwise be restored to the Issuer or the Guarantor upon the bankruptcy, liquidation or reorganization of the Issuer or otherwise.
SECTION 11.4. Subrogation; Ranking.
(a)    The Guarantor shall be subrogated to all rights of a Holder against the Issuer in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of, any premium and interest on, and any Additional Amounts required with respect to, all Notes shall have been paid in full.
(b)    The Guarantor covenants and agrees that its obligations under the Guarantee constitutes a direct, unsecured and unsubordinated obligation of the Guarantor.
SECTION 11.5. Limitation on Liability.
The Guarantor, and by its acceptance of Notes of a series, each Holder of Notes of each such series, hereby confirms that it is the intention of all such parties that the Guarantee (a) does not constitute a fraudulent transfer or conveyance for purposes of any U.S. Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. federal, state or foreign law to the extent applicable to any guarantee, and (b) does not result in a distribution to Holders not permitted under the applicable foreign or state law. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the obligations guaranteed hereunder by the Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering the Guarantee, as it relates to the Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.
SECTION 11.6. Execution of Guarantee.
The Guarantor hereby agrees that its execution and delivery of this Indenture or any supplemental indentures pursuant to Article VIII hereof shall evidence the Guarantee set forth in Section 11.1 without the need for any further notation on the Note. The Guarantor hereby further agrees that the Guarantee set forth in Section 11.1 shall remain in full force and effect notwithstanding that the Guarantee is not set forth on the face of each such Note. If an officer of the Guarantor whose signature is on this Indenture or any supplemental indenture no longer holds that office at the time the Trustee authenticates such Notes or at any time thereafter, the Guarantee shall be valid nevertheless. The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantor.

SECTION 11.7. Termination of Guarantee.
The Guarantee shall automatically terminate and be released, and the obligations of the Guarantor under the Guarantee shall cease to exist, with respect to a particular series of Notes upon payment in full of such series of Notes.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

TAKEDA U.S. FINANCING, INC.

By:
Name: [name]
Title: [title]

TAKEDA PHARMACEUTICAL COMPANY LIMITED

By:
Name: [name]
Title: [title]

THE BANK OF NEW YORK MELLON,
as Trustee

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, LONDON BRANCH, as London Paying Agent

By:
Name:
Title:

THE BANK OF NEW YORK MELLON SA/NV, DUBLIN BRANCH, as Registrar

By:
Name:
Title:

EXHIBIT A-1
FORM OF OFFICER’S CERTIFICATE AS TO DEFAULT
(Pursuant to Section 9.4 of the Indenture)
[Date]
THE BANK OF NEW YORK MELLON
as Trustee
The Bank of New York Mellon
240 Greenwich Street
New York, NY 10286
USA
Attention: Corporate Trust Administration [INSERT ISSUER / TRANSACTION NAME]
with a mandatory copy to
The Bank of New York Mellon, Singapore Branch
One Temasek Avenue
#02-01 Millenia Tower
Singapore 039192

Attention:	Global Corporate Trust
E-mail:	ctsgclientservice@bny.com

Re:	Takeda U.S. Financing, Inc.
[    ]% Senior Notes due [    ]
[    ]% Senior Notes due [    ]
(collectively, the “Notes”)
Reference is hereby made to the Indenture dated as of [                ] (the “Indenture”) among Takeda U.S. Financing, Inc. (the “Issuer”), Takeda Pharmaceutical Company Limited (the “Guarantor”) and The Bank of New York Mellon, as Trustee relating to the issuance of the Notes. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
I, [name], [title] of the Issuer, in such capacity, do hereby certify, pursuant to Section 9.4 of the Indenture, that to my knowledge as at [                ], [the Issuer is in compliance with all conditions and covenants under the Indenture / the Issuer has not complied with its following obligation[s] under the Indenture]:
[insert details]

IN WITNESS WHEREOF, I have hereunto signed my name as of [                ].

Takeda U.S. Financing, Inc.

By:
Name:
Title:

EXHIBIT A-2
FORM OF GUARANTOR OFFICER’S CERTIFICATE AS TO DEFAULT
(Pursuant to Section 9.4 of the Indenture)
[Date]
THE BANK OF NEW YORK MELLON
as Trustee
The Bank of New York Mellon
240 Greenwich Street
New York, NY 10286
USA
Attention: Corporate Trust Administration [INSERT ISSUER / TRANSACTION NAME]
with a mandatory copy to
The Bank of New York Mellon, Singapore Branch
One Temasek Avenue
#02-01 Millenia Tower
Singapore 039192

Attention:	Global Corporate Trust
E-mail:	ctsgclientservice@bny.com

Re:	Takeda U.S. Financing, Inc.
[    ]% Senior Notes due [    ]
[    ]% Senior Notes due [    ]
(collectively, the “Notes”)
Reference is hereby made to the Indenture dated as of [                ] (the “Indenture”) among Takeda U.S. Financing, Inc. (the “Issuer”), Takeda Pharmaceutical Company Limited (the “Guarantor”) and The Bank of New York Mellon, as Trustee relating to the issuance of the Notes. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
I, [name], [title] of the Guarantor, in such capacity, do hereby certify, pursuant to Section 9.4 of the Indenture, that to my knowledge as at [                ], [the Guarantor is in compliance with all conditions and covenants under the Indenture / the Guarantor has not complied with its following obligation[s] under the Indenture]:
[insert details]

IN WITNESS WHEREOF, I have hereunto signed my name as of [                ].

Takeda Pharmaceutical Company Limited

By:
Name:
Title: